UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 11, 2016, NuVasive, Inc. (the “Company”) completed its previously announced acquisition of Ellipse Technologies, Inc., a Delaware Corporation (“Ellipse Technologies”), pursuant to the Agreement and Plan of Merger, dated January 4, 2016 (the “Merger Agreement”), by and among the Company, Magneto Acquisition Corporation, a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, Ellipse Technologies, and Fortis Advisors LLC, a Delaware limited liability corporation, in its capacity as the equityholders’ representative. Pursuant to the Merger Agreement, Merger Sub was merged with and into Ellipse Technologies, with Ellipse Technologies surviving as a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger, each share of common and preferred stock of Ellipse issued and outstanding (other than shares held in treasury which were cancelled without payment) was cancelled and ceased to exist in exchange for a portion of the merger consideration, and each holder of the common and preferred stock ceased to have any rights with respect thereto. In addition, at the effective time of the Merger, (i) all outstanding options to purchase the Company’s capital stock were cancelled and extinguished and converted into the right to receive a portion of the merger consideration, (ii) all outstanding warrants to purchase the Company’s capital stock were deemed to have been exercised, or converted into the right to receive a portion of the merger consideration, (iii) all outstanding convertible promissory notes of the Company were cancelled, extinguished and automatically converted into the right to receive a portion of the merger consideration, and (iv) all restricted stock units of the Company were cancelled, extinguished and converted into the right to receive a portion of the merger consideration.

In connection with the Merger, the Company acquired Ellipse Technologies for a $380.0 million upfront cash payment and a potential milestone payment of $30.0 million payable in 2017 related to the achievement of specific revenue targets. This consideration is subject to certain working capital and other adjustments as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information relating to the Merger milestone payment contained or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In connection with the closing of the Merger, the Company is filing with this Current Report on Form 8-K the audited financial statements of Ellipse Technologies as of December 31, 2014 and for the year ended December 31, 2014, and the related notes to the financial statements, which are included as Exhibit 99.1 and incorporated herein by reference.

Unaudited interim financial statements of Ellipse Technologies as of September 30, 2015 and for the nine months ended September 30, 2015 and the related notes to the financial statements, which are included as Exhibit 99.2 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

In connection with the closing of the Merger, the Company is filing with this Current Report on Form 8-K the unaudited pro forma combined balance sheet for NuVasive, Inc. as of September 30, 2015, the related unaudited pro forma combined statements of operations for the nine months ended September 30, 2015 and the fiscal year ended December 31, 2014 and the related notes to the unaudited pro forma combined financial information, which are included as Exhibit 99.3 and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1†

Agreement and Plan of Merger, dated January 4, 2016, by and among NuVasive, Inc., Magneto Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NuVasive, Inc., Ellipse Technologies, Inc., and Fortis Advisors LLC, a Delaware limited liability corporation, in its capacity as the equityholders’ representative.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Ellipse Technologies, Inc.

99.1	Audited financial statements of Ellipse Technologies, Inc. as of December 31, 2014 and for the year ended December 31, 2014.

99.2	Unaudited interim financial statements of Ellipse Technologies, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015.

99.3	Unaudited pro forma combined financial information of NuVasive, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015 and the fiscal year ended December 31, 2014.

† Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. We have filed separately with the Commission an unredacted copy of the exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel

Date: February 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1†

Agreement and Plan of Merger, dated January 4, 2016, by and among NuVasive, Inc., Magneto Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of NuVasive, Inc., Ellipse Technologies, Inc., and Fortis Advisors LLC, a Delaware limited liability corporation, in its capacity as the equityholders’ representative.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Ellipse Technologies, Inc.

99.1	Audited financial statements of Ellipse Technologies, Inc. as of December 31, 2014 and for the year ended December 31, 2014.

99.2	Unaudited interim financial statements of Ellipse Technologies, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015.

99.3	Unaudited pro forma combined financial information of NuVasive, Inc. as of September 30, 2015 and for the nine months ended September 30, 2015 and the fiscal year ended December 31, 2014.

† Certain confidential information contained in this exhibit was omitted by means of redacting a of this exhibit.